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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


Mercury Index Funds, Inc.


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-88405 of our report dated June 8, 2000 to the Board of Directors and Shareholder of Mercury Index Funds, Inc., and to the reference to us under the caption "Independent Auditors" both of which appear in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 8, 2000